EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Boss Holdings, Inc.

We have issued our report dated February 14, 2003 (except for the last table of Note 1, as to which the date is March 22, 2005), accompanying the consolidated financial statements and schedule included in the Annual Report of Boss Holdings, Inc. on Form 10-K for the fiscal year ended December 25, 2004. We hereby consent to the incorporation by reference of said report in the Registration Statement of Boss Holdings, Inc. on Form S-8, file number 333-54788, effective February 1, 2001.

/s/ Grant Thornton LLP

Atlanta, Georgia
March 22, 2005